Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES OF BONA FILM GROUP LIMITED

Company	Jurisdiction of Incorporation
Wholly Owned Subsidiaries
Bona International Film Group Limited	BVI
Beijing Bona New World Media Technology Co., Ltd.	PRC
Bona Entertainment Company Limited	Hong Kong
Bona Production Co., Ltd.	Hong Kong

Partially Owned Subsidiaries
Distribution Workshop (BVI) Ltd.	BVI
Distribution Workshop (HK) Ltd.	Hong Kong

Variable interest entities
Beijing Baichuan Film Distribution Co., Ltd.	PRC
Beijing Bona Film and Culture Communication Co., Ltd.	PRC
Beijing Bona Advertising Co., Ltd.	PRC
Cinema Popular Limited	Hong Kong

Subsidiary of variable interest entities
Zhejiang Bona Film and Television Production Co., Ltd.	PRC
Beijing Bona Xingyi Culture Agency Co., Ltd.	PRC
Beijing Bona International Cineplex Investment and Management Co., Ltd.	PRC
Beijing Bona Youtang Cineplex Management Co., Ltd.	PRC
Shijiazhuang Bona Cinema Investment Management Co., Ltd.	PRC
Shenzhen Bona Shidai Cinema Investment Management Co., Ltd.	PRC
Shanghai Bona Yinxing Cinema Development Co., Ltd.	PRC
Xi’an Huitong Bona Film Culture Media Co., Ltd.	PRC